EXHIBIT INDEX

1.       Amendment No. 3 to Restated Agreement and Declaration of
         Trust

2.       Management Agreement with Countrywide Investments, Inc. for
         Tax-Free Money Fund

3. Management Agreement with Countrywide Investments, Inc. for Tax-Free Intermediate Term Fund

4. Management Agreement with Countrywide Investments, Inc. for Ohio Insured Tax-Free Fund

5. Management Agreement with Countrywide Investments, Inc. for Ohio Tax-Free Money Fund

6. Management Agreement with Countrywide Investments, Inc. for California Tax-Free Money Fund

7. Management Agreement with Countrywide Investments, Inc. for Florida Tax-Free Money Fund

8. Form of Management Agreement with Countrywide Investments, Inc. for Kentucky Tax-Free Fund

9.       Underwriting Agreement with Countrywide Investments, Inc.

10.      Form of Underwriter's Dealer Agreement

11. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.

12.      Accounting and Pricing Services Agreement with Countrywide
         Fund Services, Inc.

13. Administration Agreement between Countrywide Investments, Inc. and Countrywide Fund Services, Inc.

14.      License Agreement with Countrywide Credit Industries, Inc.

15.      Consent of Arthur Andersen LLP

16.      Consent of KPMG Peat Marwick LLP

17.      Plans of Distribution Pursuant to Rule 12b-1

18.      Form of Sales Agreement for Money Market Funds

19.      Form of Administration Agreement for Administration of
         Shareholder Accounts

20.      Financial Data Schedule for California Tax-Free Money Fund

21.      Financial Data Schedule for Kentucky Tax-Free Fund

20. Powers of Attorney for Donald L. Bodgon, M.D., Angelo R. Mozilo, John F. Seymour, Jr. and Sebastiano Sterpa